Exhibit 99.1

Appili Therapeutics Inc.

Interim Condensed Consolidated Financial Statements

(Unaudited)

December 31, 2024

February 14, 2025

Management’s Responsibility for Financial Reporting

The accompanying unaudited interim condensed consolidated financial statements of Appili Therapeutics Inc. (the “Company”) are the responsibility of management and have been approved by the Board of Directors. The unaudited interim condensed consolidated financial statements have been prepared by management in accordance with IFRS Accounting Standards and Part I of the Chartered Professional Accountants of Canada Handbook – Accounting. The unaudited interim condensed consolidated financial statements include some amounts and assumptions based on management’s best estimates, which have been derived with careful judgment.

In fulfilling its responsibilities, management has developed and maintained a system of internal accounting controls. These controls are designed to ensure that the financial records are reliable for preparation of the unaudited interim condensed consolidated financial statements. The Board of Directors reviewed and approved the Company’s unaudited interim condensed consolidated financial statements.

(Signed) “Don Cilla”	(Signed) “Kenneth Howling”
President & Chief Executive Officer	Acting Chief Financial Officer

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Financial Position

(Unaudited)

As at December 31, 2024 and March 31, 2024

	December 31,	March 31,
	2024	2024
	$	$
Assets
Current Assets
Cash	186,166	94,493
Accounts receivable (note 5)	1,750,276	1,158,035
Investment tax credit receivable	9,200	15,300
Prepaid expenses and deposits	125,772	192,433
	2,071,414	1,460,261
Non-Current Assets
Property and equipment	22,250	30,142
Total Assets	2,093,664	1,490,403

Liabilities
Current Liabilities
Accounts payable and accrued liabilities (note 6)	4,434,443	4,183,176
Current portion of long-term debt (note 7)	10,472,854	7,309,657
Corporate taxes payable	1,846	47,149
	14,909,143	11,539,982
Non-Current liabilities
Long-term debt (note 7)	811,400	875,200
Total Liabilities	15,720,543	12,415,182

Shareholders’ equity	(13,626,879)	(10,924,779)

Total Liabilities and Shareholder’s Equity	2,093,664	1,490,403

Going concern (note 1)

Contingencies (note 12)

Subsequent event (note 13)

Signed “Prakash Gowd”	Signed “Theresa Matkovits”
Director	Director

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

For the nine months ended December 31, 2024 and 2023

	Share Capital	Contributed Surplus	Warrants	Deficit	Total
	$	$	$	$	$
	(note 8)	(note 9)	(note 10)

Balance- March 31, 2023	42,323,359	6,412,963	9,178,905	(65,312,206)	(7,396,979)
Expired Warrants	-	6,203,902	(6,203,902)	-	-
Employee share options:
Value of services recognized	-	181,296	-	-	181,296
Fair value of related party loan	-	61,764	-	-	61,764
Net loss and comprehensive loss for the period	-	-	-	(2,677,449)	(2,677,449)
Balance- December 31, 2023	42,323,359	12,859,925	2,975,003	(67,989,655)	(9,831,368)
Employee share options:
Value of services recognized	-	10,050	-	-	10,050
Net loss and comprehensive loss for the period	-	-	-	(1,103,461)	(1,103,461)
Balance- March 31, 2024	42,323,359	12,869,975	2,975,003	(69,093,116)	(10,924,779)
Expired Warrants	-	1,795,965	(1,795,965)	-	-
Employee share options:
Value of services recognized	-	107,114	-	-	107,114
Fair value of related party loan	-	43,528	-	-	43,528
Net loss and comprehensive loss for the period	-	-	-	(2,852,742)	(2,852,742)
Balance- December 31, 2024	42,323,359	14,816,582	1,179,038	(71,945,858)	(13,626,879)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Loss and Comprehensive Loss

(Unaudited)

For the nine months ended December 31, 2024 and 2023

	Three months ended		Nine months ended
	December 31,		December 31,
	2024	2023	2024	2023
	$	$	$	$
Income
Revenue (note 4)	108,359	478,397	113,049	815,710
Interest income	36	5,578	36	16,250
	108,395	483,975	113,085	831,960

Expenses
Research and development	1,721,529	1,773,316	5,796,256	4,031,371
General and administrative	443,261	564,705	1,861,447	2,229,650
Business development	6,422	60,000	6,448	188,189
Financing costs	522,022	438,623	2,283,416	1,248,087
Government assistance	(2,559,925)	(2,069,116)	(7,422,066)	(4,056,473)
Exchange loss/(gain)	509,388	(137,306)	449,131	(192,041)
	642,697	630,222	2,974,632	3,448,783

Loss before income taxes	(534,302)	(146,247)	(2,861,547)	(2,616,823)

Provision for income taxes	(9,965)	6,089	(8,805)	60,626

Net loss and comprehensive loss for the period	(524,337)	(152,336)	(2,852,742)	(2,677,449)

Basic and diluted loss per share	(0.00)	(0.00)	(0.02)	(0.02)

Weighted-average shares outstanding	121,266,120	121,266,120	121,266,120	121,266,120

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Appili Therapeutics Inc.

Interim Condensed Consolidated Statements of Cash Flows

(Unaudited)

For the nine months ended December 31, 2024 and 2023

	December 31	December 31
	2024	2023
	$	$
Cash provided by (used in)
Operating activities
Net loss and comprehensive loss for the period	(2,852,742)	(2,677,449)
Changes to operations not involving cash:
Amortization of property and equipment	10,252	10,277
Non-cash finance costs	2,248,196	401,410
Share-based compensation	107,114	181,296
Unrealized gain from changes in foreign currency	(4,560)	(1,042)
Unrealized foreign exchange translation (LZH)	351,682	(148,365)
	(140,058)	(2,233,873)

Net changes in non-cash operating working capital
Increase in amounts receivable	(592,241)	(938,179)
Decrease in investment tax credits receivable	6,100	257,300
Decrease in prepaids expenses and deposits	66,661	1,260
Increase in accounts payable and accrued liabilities	494,119	905,754
	(165,419)	(2,007,738)
Financing activities
Proceeds from long-term debt	400,000	300,000
Repayment of long-term debt	(96,960)	(71,104)
Accreted interest involving cash	(48,148)	(55,481)
	254,892	173,415
Investing activities
Additions to property and equipment	(2,360)	(29,717)
	(2,360)	(29,717)

Net change in cash during the period	87,113	(1,864,040)

Cash - Beginning of period	94,493	2,465,882
Changes due to foreign exchange	4,560	1,042
Cash - End of period	186,166	602,884

Supplementary cash flow
Interest paid	48,148	798,160

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

1.	Nature of operations and going concern risk

Appili Therapeutics Inc. (the “Company” or “Appili”) is a biopharmaceutical company dedicated to advancing the global fight against infectious diseases by matching clearly defined patient needs with drug development programs that provide solutions to existing challenges patients, doctors and society face. Appili has one wholly owned subsidiary, Appili Therapeutics Inc. USA. The Company is domiciled in Halifax, Nova Scotia. The Company exists under the Ontario Business Corporations Act, and its Class A common shares (“common shares”) are listed for trading on the Toronto Stock Exchange (“TSX”) under the symbol “APLI”. The Company also trades in the United States on the OTCPink Exchange. The address of its principal place of business is #21-1344 Summer Street, Halifax, Nova Scotia, Canada.

Aditxt Transaction

On April 1, 2024 (as amended on July 1, 2024 and further amended on July 17, 2024, August 21, 2024, December 15, 2024 and January 31, 2025 as per Note 13, Subsequent Events), the Company entered into a definitive arrangement agreement (the “Arrangement Agreement”) pursuant to which Aditxt, through its wholly-owned subsidiary, Adivir, Inc. (“Adivir” or the “Buyer”), agreed to acquire all of the issued and outstanding Class A common shares (the “Appili Shares”) of the Company by way of a court-approved plan of arrangement under the Ontario Business Corporations Act (the “Transaction”).

Under the terms of the Arrangement Agreement, shareholders of the Company (the “Appili Shareholders”) will receive (i) 0.0000686251 of a share of common stock (each whole share, an “Aditxt Share”) of Aditxt (the “Share Consideration”) and (ii) US$0.0467 (or approximately CAD$0.0672 with reference to the Bank of Canada closing exchange rate on December 31, 2024) for each Appili Share held (the “Cash Consideration” and together with the Share Consideration collectively, the “Transaction Consideration”) representing implied total consideration per Appili Share of approximately US$0.0467 (or approximately CAD$0.066 with reference to the Bank of Canada closing exchange rate on December 31, 2024) based on the closing price of the Aditxt shares on February 13, 2025.

The Transaction will be effected by way of a court-approved plan of arrangement pursuant to the Ontario Business Corporations Act. Under the terms of the Arrangement Agreement, Adivir will acquire all of the issued and outstanding Appili Shares, with each Appili Shareholder receiving the Transaction Consideration. In connection with the Transaction, each outstanding option and warrant of the Company will be cashed-out based on the implied in-the-money value of the Transaction Consideration.

In connection with the Transaction Aditxt will: (i) agree to repay no less than 50% in outstanding senior secured debt at the closing of the Transaction (the “Closing”) and to repay the remaining outstanding senior secured debt by no later than February 28, 2025; (ii) assume all of the Company’s remaining outstanding liabilities and indebtedness, and (iii) agree to satisfy certain payables of the Company at Closing as further detailed in the Arrangement Agreement. In connection with this arrangement Aditxt has financed certain amounts that were owed by the Company with respect to the Transaction and its on-going operations.

The Transaction was approved by the requisite majority of Company shareholders in a vote held on November 6, 2024. Amongst other customary closing conditions, the Transaction is conditional upon Aditxt raising at least US$20 million in financing (the “Aditxt Financing”) prior to Closing.

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

1.	Nature of operations and going concern risk (continued)

Aditxt Transaction (continued)

Subject to the satisfaction (or waiver, if applicable) of all closing conditions, closing is currently expected to occur the first quarter of calendar 2025. The Arrangement Agreement contains customary terms and conditions, including non-solicitation provisions which are subject to Appili’s right to consider and accept a superior proposal subject to a matching right in favour of Aditxt. The Arrangement Agreement also provides for the payment of a termination fee of $1.25 million in certain circumstances.

As part of a waiver provided by the Company on December 15, 2024, to extend the outside date of the Transaction (the “Outside Date”), Aditxt agreed to pay the Company US$250,000 as partial compensation for additional expenses incurred due to the delay. The Company has recorded this amount as a reduction to General and Administrative expenses.

Going concern

These unaudited interim condensed consolidated financial statements have been prepared using International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”) applicable to a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business as they come due.

For the nine months ended December 31, 2024, the Company reported a loss of $2,852,742 (December 31, 2023 - $2,677,449) and an accumulated deficit of $71,945,858 (December 31, 2023 - $67,989,655). In addition to repaying or refinancing the Company’s debt facilities that mature in the next twelve months and funding its ongoing working capital requirements, the Company must secure sufficient funding through financing activities to cover research and development expenditures to advance the programs in its pipeline that are planned for the next twelve months. These circumstances lend significant doubt as to the ability of the Company to fund planned expenditures and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern.

The ability of the Company to repay or refinance its debt facilities and fund working capital requirements to advance its programs in its pipeline is dependent on successfully closing the proposed transaction with Aditxt or raising additional financing through equity and/or non-dilutive funding and/or partnerships. There can be no assurance that additional financing will be available on acceptable terms or at all. If the Company is unable to obtain additional financing when required, Appili may have to substantially reduce or eliminate planned expenditures. Management is evaluating alternatives to secure additional financing so that the Company can continue to operate as a going concern. Nevertheless, there is no assurance that these initiatives will be successful.

These interim condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary if the Company were unable to realize its

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

1	Nature of operations and going concern risk (continued)

These interim condensed consolidated financial statements do not reflect the adjustments to the carrying values of assets and liabilities and the reported expenses and balance sheet classifications that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations. Such adjustments could be material.

2	Basis of preparation

The Company prepares its unaudited interim condensed consolidated financial statements in accordance with IFRS Accounting Standards and Part I of the Chartered Professional Accountants of Canada Handbook – Accounting.

These unaudited interim condensed consolidated financial statements have been prepared in accordance with IFRS Accounting Standards applicable to the preparation of interim condensed consolidated financial statements, including IAS 34, International Accounting Standards 34 “Interim Financial Reporting”. Accordingly, certain information normally included in annual consolidated financial statements prepared in accordance with IFRS Accounting Standards have been omitted or condensed. The unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s annual audited financial statements for the year ended March 31, 2024. The accounting policies used are consistent with those used in the audited financial statements.

The policies applied in these unaudited interim condensed consolidated financial statements are based on IFRS Accounting Standards issued and outstanding as of February 14, 2025, the date the Board of Directors approved the unaudited interim condensed consolidated financial statements.

3	Critical accounting estimates and judgments

These unaudited interim condensed consolidated financial statements for the nine months ended December 31, 2024 have been prepared using the same policies and methods as the annual audited consolidated financial statements of the Company. Refer to note 3 of the Company’s annual audited consolidated financial statements for the year ended March 31, 2024 for more information on accounting estimates and judgements applied.

4	Revenue

During the three months ended December 31, 2024, the Company earned $108,359 (December 31, 2023 - $nil) in royalty revenue and $113,049 (December 31, 2023 - $nil) for the nine months ended December 31, 2024, related to LIKMEZ™. No milestone revenue was earned during these periods (December 31, 2023 - $815,710).

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

5	Amounts receivable

	December 31,	March 31,
	2024	2024
	$	$
Sales tax receivable	81,572	71,310
Amounts due from USAFA	1,369,503	1,075,028
Other receivable	299,201	11,697
	1,750,276	1,158,035

During the prior year, the Company entered into a contract with US Air Force Academy (“USAFA”) to fund the early-stage development and regulatory activities for ATI-1701 amounting to US$13,966,218 (CAD$18,752,441). Of this amount, US$11,640,578 (CAD$15,629,804) is allotted and currently available. If additional funds are not made available by USAFA, then the agreement may be terminated, and the Company is not obligated to continue with the related research activities or incur costs in excess of the amount allotted.

Under the terms of its contract with USAFA, the Company will be reimbursed for direct costs and labour costs associated with budgeted program activities, and a portion of its overhead costs. The contract period of performance is May 5, 2023 to September 30, 2025. In the event of a termination, USAFA will retain the USAFA purpose licence for the invention, copyright work, and data made or developed under the contract.

For the nine months ended December 31, 2024, the Company recognized the reimbursement of costs of $6,712,245 (December 31, 2023 - $3,123,634) and for the three months ended December 31, 2024, the Company recognized the reimbursement of costs of $1,859,203 (December 31, 2023 - $2,059,311), as government assistance.

Additionally, in accordance with the USAFA contract, the Company underwent an audit conducted by Defense Contract Audit Agency (“DCAA”) to assess the accuracy of its billings, compliance with the contract, and to assess the G&A rate applied. The audit determined that the G&A rate previously used (56.53%) should have been 80.05%. As a result, the Company is billing USAFA for a true-up reimbursement of US$484,735, recognized as government assistance.

6	Due to related party and related transactions

The Company’s Chair of the Board of Directors (formerly Chief Executive Officer) is a partner of Bloom Burton & Co. (“Bloom Burton’’), which is a principal shareholder of the Company. For the nine months ended December 31, 2024, the Company accrued $39,000 (December 31, 2023 - $nil) in directors fees for services performed as the Chair. As at December 31, 2024, $39,000 (December 31, 2023 - $nil) is included in accounts payable and accrued liabilities owing to the Chair. The Company granted 200,000 options (December 31, 2023 – 975,000) to the former Chief Executive Officer during the nine months ended December 31, 2024.

For the nine months ended December 31, 2024, the Company was charged $nil (December 31, 2023 - $188,189) for consulting services in relation to business development activities performed by Bloom Burton Securities Inc., an affiliate of Bloom Burton. For the three months ended December 31, 2024, the Company was charged $nil (December 31, 2023 - $60,000) for consulting services in relation to business development activities by Bloom Burton Securities Inc.

For the nine months ended December 31, 2024, the Company obtained an additional unsecured bridge loan from Bloom Burton amounting to $400,000 (see note 7). As at December 31, 2024, the principal and interest outstanding under the original bridge loan and the secured bridge loan was $734,284 (March 31, 2024 - $300,000) and the fair value of the bridge loans were determined to be $682,383 (March 31, 2024- $281,687), included in long-term debt.

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

7	Long-term debt

	December 31,	March 31,
	2024	2024
	$	$
ACOA Business Development Program interest-free loan with a maximum contribution of $500,000 repayable in 120 equal monthly payments of $4,167 beginning April 1, 2018. As at December 31, 2024, the principal outstanding was $200,000 (March 31, 2024- $237,500) and has been recorded at an effective interest rate of 12%.	158,200	180,400
ACOA Business Development Program interest-free loan with a maximum contribution of $500,000 repayable in 84 equal monthly payments of $5,952 beginning January 1, 2019. As at December 31, 2024, the principal outstanding was $125,024 (March 31, 2024- $178,592) and has been recorded at an effective interest rate of 12%.	112,200	153,600
ACOA Business Development Program interest-free loan with a maximum contribution of $474,839 repayable in 120 equal monthly payments of $3,960 beginning March 1, 2020. As at December 31, 2024, the principal outstanding was $280,800 (March 31, 2024- $316,440) and has been recorded at an effective interest rate of 12%.	200,400	217,200
ACOA Atlantic Innovation Fund (‘AIF’) interest-free loan with a maximum contribution of $2,803,148. Annual repayments, commencing December 1, 2021 are calculated as 5% of gross revenue from resulting products for the preceding fiscal year. As at December 31, 2024, the amount drawn down on the loan is $2,796,139 (March 31, 2024- $2,796,139) and has been recorded at an effective interest rate of 26.8%.	477,500	466,400
Long Zone Holdings Inc. (LZH) secured loan bearing an interest rate of the higher of 11% or the US prime lending rate plus 3.25% per year plus 4% per year fixed maintenance fee compounded quarterly, with a maturity date of March 15, 2025. As at December 31, 2024, the principal outstanding was $nil (March 31, 2024- US$3,600,000)	-	4,751,898
LZH revised first tranche secured loan of US$4,582,458 (CAD$6,593,699), outstanding as at December 31, 2024 (March 31, 2024- $nil). See details of the loan disclosed below.	6,543,014	-
LZH secured loan bearing an interest rate of the higher of 11% or the Canadian prime lending rate plus 4.3% per year, plus 4% per year fixed maintenance fee, compounded quarterly, with a maturity date of March 15, 2025. As at December 31, 2024, the principal outstanding was $3,146,401 (March 31, 2024- $2,500,000)	-	2,133,672
LZH revised second tranche secured loan of $3,146,401 outstanding as at December 31, 2024 (March 31, 2024- $nil). See details of loan disclosed below.	3,110,557	-
Bloom Burton unsecured second bridge loan bearing an interest rate of 10% per annum and matures the earlier of April 26, 2025 or the occurrence of the change in control of the company. As at December 31, 2024, the principal outstanding was $400,000 (March 31, 2024- $nil)	382,383	-
Bloom Burton unsecured original bridge loan bearing an interest rate of 1% per annum for the first month increasing to 2% thereafter (average rate during the period was 2% (December 31, 2023 - 2%) and matures the earlier of February 28, 2025or closing of the transaction. As at December 31, 2024, the principal outstanding was $300,000 (March 31, 2024- $300,000)	300,000	281,687
	11,284,254	8,184,857
Less: Current Portion	(10,472,854)	(7,309,657)
	811,400	875,200

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

7	Long-term debt (continued)

ACOA Loans

Total contributions received, less amounts that have been repaid as at December 31, 2024 for ACOA loans, were $3,401,963 (March 31, 2024 - $3,528,671). Certain ACOA loans require approval by ACOA before the Company can pay dividends or other distributions, or before there is any change in ownership of the Company.

Bloom Burton unsecured bridge loans

On June 28, 2023 (as amended July 17, 2024 and as further amended on September 30, 2024, December 15, 2024), the Company obtained an unsecured bridge loan (the “Bridge Loan”) from Bloom Burton, a related party (see note 6) amounting to $300,000. The Bridge Loan bears interest at 1% per annum for the first month increasing to 2% thereafter and matures the earlier of the closing of the Transaction or February 28, 2025. Prior to the maturity date, interest accrued under the Bridge Loan is added to the principal amount.

On April 26, 2024, the Company obtained a second bridge loan from Bloom Burton amounting to $300,000 (the “Additional Bridge Loan”). The bears an interest at 10% per annum and is due the earlier of April 26, 2025, or the occurrence of a change in control of the Company. On June 28, 2024, the Company and Bloom Burton agreed to advance an additional $100,000 and increase the principal outstanding on the Additional Bridge Loan to $400,000.

The Additional Bridge Loan was recorded at fair value at inception. The fair value was calculated using the discounted cashflow method using a discount rate of 24% based on the estimated market interest rate of comparable debt. The fair value for the Additional Bridge Loan was determined to be $356,472 and the discount of $43,528 has been accounted for as a transaction with a shareholder and credited to equity as contributed surplus.

Interest on the second bridge loan is accrued monthly commencing May 31, 2024. Prior to the maturity date, interest accrued under the loan is added to the principal amount.

LZH Secured Loans

On April 1, 2024, the Company and the lender, LZH, entered into a consent and waiver agreement (as amended July 17, 2024, and as further amended on September 30, 2024, December 15, 2024) which restructured the terms of the two loan arrangements:

●	The first tranche of the loan, including all fees and accrued interest thereon, will be repayable in two lump sum payments:

o	A payment of US$2,100,132 was due on the closing of the Transaction with Aditxt if the transaction is closed by June 30, 2024. In the event the transaction closes after that date the payment will increase by a late payment fee of US$1,553 per day until the payment is made. Subject to satisfaction (or waiver, as applicable) of the requisite closing conditions, the Company currently expects the transaction to close in February 2025.

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

7	Long-term debt (continued)

o	A payment of US$2,047,216 due on February 28, 2025.

●	The second tranche of the loan, including all fees and accrued interest thereon, will be repayable in two lump sum payments:

o	A payment of $1,454,121 was due on the closing of the Transaction with Aditxt if the transaction is closed by June 30, 2024. In the event the transaction closes after that date, the payment will increase by a late payment fee of $1,062 per day until the payment is made. Subject to satisfaction (or waiver, as applicable) of the requisite closing conditions, the Company currently expects the transaction to close in February 2025.

o	A payment of $1,383,116 due on February 28, 2025.

●	The consent and waiver agreement provided the requisite consent to the Transaction (see note 1) and agreed to waive the requirement to secure additional funding and maintain a minimum cash balance of US$360,000 until February 28, 2025, or in the event that the Transaction does not close.

●	With respect to the interest payment due on March 31, 2024, of $191,545 relating to the first tranche and $96,610 relating to the second tranche, LZH agreed to capitalize the interest and add it to the principal of the loans.

●	The Company agreed to pay LZH legal costs associated with the amendment amounting to $54,000, which has been recorded as an expense in the interim condensed consolidated statements of loss and comprehensive loss for the period.

The Company has accounted for this arrangement as an extinguishment of the initial two tranches. The Company has elected to account for the new tranches at fair-value through profit and loss (“FVTPL”) at inception and has valued the instruments based on the new terms under the consent and waiver agreement. The instruments will subsequently be measured at fair value at each balance sheet date, with changes in value being recognized in net income (loss). A loss on extinguishment of $727,884 was recognized as a result of this arrangement. A discount rate of 24% was applied to the estimated cashflows in determining the fair value.

As at December 31, 2024, the fair value of the loans was determined using a discount rate of 24% applied to the estimated cash flows resulting in a loss of $789,747. If the discount rate used by management was 5% higher or 5% lower in the December 31, 2024 valuation the fair value of the loans would decrease by $27,117 or increase by $27,344, respectively.

In the determination of their fair value as at December 31, 2024, management assumed that the Transaction with Aditxt would close on February 28, 2025 (the currently agreed upon outside date for the Transaction), and has included late payment fees of US$141,036 (CAD$197,375) and $97,704 for the first and second tranche respectively, as the transaction had not closed by December 31, 2024.

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

7	Long-term debt (continued)

The fair value of the LZH secured loan is as follows:

$
LZH secured loan - March 31, 2024	6,885,570
Interest added to principal	898,688
Loss on extinguishment of loans	727,884
Change in fair value of loans	789,747
Unrealized foreign exchange loss	351,682
LZH secured loan - December 31, 2024	9,653,571

Minimum annual repayments of long-term debt over the next five years (listed below), do not include potential ACOA Atlantic Innovation Fund repayments beyond 2024, since these are not determinable at this time:

$
Year ending March 31, 2025	10,472,854
March 31, 2026	118,381
March 31, 2027	101,342
March 31, 2028	75,325
March 31, 2029	72,250
10,840,152

Net debt reconciliation

	December 31,	March 31,
	2024	2024
	$	$
Balance - Beginning of period	8,184,857	7,665,345
Accreted interest, cash	(48,148)	(72,521)
Accreted interest	120,032	485,576
Unrealized foreign exchange translation (LZH)	351,682	(35,356)
Net proceeds from Bridge Loan	400,000	300,000
Interest added to principal (LZH)	898,688	-
Loss on extinguishment of loans (LZH)	727,884	-
Fair value adjustment recorded of LZH loans	789,747	-
Fair value adjustment recorded of bridge loans	(43,528)	(61,764)
Repayment of debt	(96,960)	(96,423)
Balance - End of period	11,284,254	8,184,857
Less: Current Portion	(10,472,854)	(7,309,657)
Non-current portion	811,400	875,200

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

8	Share Capital

Authorized

Unlimited number of Class A common shares

Unlimited number of Class B non-voting common shares (nil outstanding)

Unlimited number of preferred shares (nil outstanding)

Issued

Class A common shares

	Number of
	Shares	Amount
	#	$
Balance - March 31, 2024 and December 31, 2024	121,266,120	42,323,359

9	Contributed surplus

The change in contributed surplus as presented in the consolidated statements of changes in shareholders’ equity is as follows:

Amount
$
Balance- March 31, 2023	6,412,963
Vesting of stock options	181,296
Fair value adjustment of Bridge Loan	61,764
Warrants expired	6,203,902
Balance- December 31, 2023	12,859,925
Vesting of stock options	10,050
Balance- March 31, 2024	12,869,975
Vesting of stock options	107,114
Warrants expired	1,795,965
Fair value of related party loan (see note 6)	43,528
Balance- December 31, 2024	14,816,582

The Board of Directors of the Company has established a stock option plan (the “Plan”) under which options to acquire common shares of the Company are granted to directors, employees and other advisors of the Company. The maximum number of common shares issuable under the Plan shall not exceed 10% of the issued and outstanding common shares at the date of the grant. If any option expires or otherwise terminates for any reason without having been exercised in full, or if any option is exercised in whole or in part, the number of shares in respect of which option is expired, terminated or was exercised shall again be available for the purposes of the Plan.

Stock options are granted with an exercise price determined by the Board of Directors, which is the market price of the shares on the day preceding the award. The term of the option is determined by the Board of Directors, not to exceed ten years from the date of grant. The vesting of the options is determined by the Board and is typically 33 1/3% every year after the date of grant.

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

9	Contributed surplus (continued)

In the event that the option holder should die while he or she is still a director, employee or other advisor of the Company, the expiry date shall be one (1) year from the date of death of the option holder, not to exceed the original expiry date of the option. In the event that the option holder ceases to be a director, employee or other advisor of the Company other than by reason of death or termination, the expiry date of the option shall be three (3) months following the date the option holder ceases to be a director, employee or other advisor of the Company, not to exceed the original expiry date of the option.

On May 15, 2023, the Company granted 4,673,250 stock options under Appili’s Stock Option Plan. The stock options will be exercisable at $0.04 per share and will have a term of ten years. 3,487,500 options vest immediately and 1,185,750 will vest over a period of three years.

On November 15, 2023, the Company granted 140,000 stock options under Appili’s Stock Option Plan. The stock options will be exercisable at $0.04 per share and will have a term of ten years and will vest immediately.

On April 29, 2024, the Company granted 3,563,281 stock options under Appili’s Stock Option Plan. The stock options will be exercisable at $0.04 per share and will have a term of ten years. 1,779,000 options vest immediately and 1,784,281 will vest over a period of three years.

The fair value of stock options is estimated using the Black-Scholes valuation model. Due to the absence of company specific volatility rates, the Company determined the expected volatility of these stock options using the average volatility of biotechnology companies traded on the Toronto Stock Exchange and the TSX Venture Exchange.

Option activity for the three months ended December 31, 2024 and December 31, 2023 were as follows:

		December 31, 2024		December 31, 2023
		Weighted		Weighted
		average		average
	Number	exercise price	Number	exercise price
	#	$	#	$
Outstanding - Beginning of period	7,957,000	0.06	3,168,750	0.10
Granted	3,563,281	0.04	4,813,250	0.04
Forfeited	-	-	(25,000)	0.04
Expired	(610,000)	0.08	-	0.00
Outstanding - End of period	10,910,281	0.06	7,957,000	0.06

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

9	Contributed surplus (continued)

During the nine months ended December 31, 2024, 3,563,281 stock options

(December 31, 2023– 4,813,250) with a weighted average exercise price of $0.04 (December 31, 2023 - $0.04) and a term of 10 years (December 31, 2023 – 10 years) were granted to the employees. The value of these stock options was estimated at $142,531 (December 31, 2023 - $191,830) which is a weighted average grant date value per option of $0.04 (December 31, 2023 - $0.04) using the Black -Scholes valuation model and the following weighted average assumptions:

	December 31, 2024	December 31, 2023
Risk-free interest rate	3.75%	3.80%
Expected volatility	120%	120%
Expected life (years)	10	10
Dividend yield	-	-

10	Warrants

Warrant activity for the nine months ended December 31, 2024 and December 31, 2023 were as follows:

		Weighted
		average
	Number	exercise price
	#	$
Outstanding - March 31, 2023	58,247,879	0.49
Expired	(13,391,005)	1.29
Outstanding - December 31, 2023 and March 31, 2024	44,856,874	0.25
Expired	(7,717,000)	0.64
Outstanding - December 31, 2024	37,139,874	0.17

Appili Therapeutics Inc.

Notes to Interim Condensed Consolidated Financial Statements

(Unaudited)

For the nine months ended December 31, 2024 and 2023

11	Financial instruments

Financial instruments are defined as a contractual right or obligation to receive or deliver cash on another financial asset. The following table sets out the approximate fair values of financial instruments as at the consolidated statements of financial position dates with relevant comparatives:

	December 31, 2024		March 31, 2024
	Carrying Value	Fair Value	Carrying Value	Fair Value
	$	$	$	$
Cash	186,166	186,166	94,493	94,493
Amounts Receivable	1,668,704	1,668,704	1,086,725	1,086,725
Accounts Payable and accrued liabilities	4,434,443	4,434,443	4,183,176	4,183,176
Long-term debt	11,284,254	11,284,254	8,184,857	8,184,857

Assets and liabilities, such as commodity taxes, that are not contractual and arise as a result of statutory requirements imposed by governments, do not meet the definition of financial assets or financial liabilities and are, therefore, excluded from amounts receivable and accounts payable and accrued liabilities in this table.

Fair value of items, which are short-term in nature, has been deemed to approximate their carrying value. The above-noted fair values, presented for information only, reflect conditions that existed only at December 31, 2024, and do not necessarily reflect future value or amounts, which the Company might receive if it were to sell some or all of its assets to a willing buyer in a free and open market.

The fair value of the long-term debt is estimated based on the expected interest rates for similar borrowings by the Company at the unaudited interim condensed consolidated statements of financial position dates. At December 31, 2024, the fair value is estimated to be equal to the carrying amount. The inputs into the determination of the fair value of the long-term debt, including the discount rate, are classified as Level 3 in the fair value hierarchy.

The following table outlines the contractual repayments for long-term debt, which includes loans with a set repayment schedule, as well as loans that are repayable based on a percentage of revenues, for the Company’s financial liabilities. The long-term debt is comprised of the contributions received described in note 7 as at December 31, 2024:

	Total	Year 1	Years 2 to 3	Years 4 to 5	After 5 Years
	$	$	$	$	$
Accounts payable and accrued liabilities	4,434,443	4,434,443	-	-	-
Long-term debt	13,876,347	10,678,468	329,316	320,537	2,548,026
	18,310,790	15,112,911	329,316	320,537	2,548,026

12	Contingencies

The Company received a demand letter May 2024 from a former employee for wrongful termination with a demand amount of US$360,000. The Company’s management believes the claim is frivolous and does not consider the exposure to such claim to be material, although this cannot be predicted with certainty.

13	Subsequent Events

On January 31, 2025, the Company, Aditxt, and Adivir agreed to waive the Outside Date for the Arrangement from January 31, 2025 to February 28, 2025, to allow Aditxt additional time to secure the required financing. As part of this extension, Aditxt committed to paying the Company US$250,000 in February 2025 as partial compensation for the additional expenses incurred due to the delay.

In connection with this extension, the Company entered into a consent and waiver agreement with its lender, LZH, under which LZH agreed to continue consenting to the Transaction and waived compliance requirements related to the Company’s failure to repay the Outstanding Loan by January 31, 2025. As a result, the loan repayment deadline has been extended to February 28, 2025.

Additionally, the Company entered into a separate consent and waiver agreement with Bloom Burton, extending the repayment date for the Bridge Loan to February 28, 2025.